Exhibit 99.3

Celgene Corporation
86 Morris Avenue
Summit, New Jersey 07901
August 23, 2010
Mr. David W. Gryska
Dear David:
We have received your letter resigning, effective as of November 1, 2010 (the “Resignation Date”), from your employment with Celgene Corporation (“Celgene”). We wish you much success in your new endeavors and thank you for your excellent service to the company.
In recognition of your hard work and the value you have added to Celgene during the years of your employment, we are pleased to set forth the terms of your departure below:
1. You acknowledge and agree that your last day of employment with Celgene will be October 31, 2010, and that, as of the Resignation Date, you will have resigned from your position as the Senior Vice President and Chief Financial Officer of Celgene and from any and all other offices and positions you have with Celgene or any of its affiliates. You further agree that when a successor, interim or permanent, to your position as Chief Financial Officer of Celgene is appointed on or prior to October 31, 2010, you shall remain employed by Celgene through the Resignation Date in the position of Senior Vice President only and shall no longer serve as Celgene’s Chief Financial Officer as of such date. You acknowledge and agree that, following the date hereof, you will not be eligible for further grants or awards under any of Celgene’s equity plans, annual bonus plans or long-term incentive plans.
2. Subject to paragraph 5 below, on September 1, 2010 or the eighth day after you sign the release attached hereto as Exhibit A (provided, that you have not revoked such release), whichever is later, Celgene shall pay you an amount in a lump sum equal to $550,000, subject to normal payroll withholding.
3. Subject to paragraph 5 below, Celgene will pay, or reimburse you, for the applicable premiums for continued participation in Celgene’s group medical and dental plans through the first anniversary of the Resignation Date, subject to your election of continued coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (and any similar state law).

4. You acknowledge and agree that the payments and benefits set forth in this letter agreement (the “Payments”) are in full satisfaction of any and all liabilities and obligations of Celgene and any of its affiliates to you for severance or separation pay, including but not limited to any and all such obligations for severance or separation pay arising under the letter agreements between you and Celgene dated September 29, 2006 and October 6, 2006 (as amended), respectively.
5. In consideration for the Payments, you agree to provide to Celgene with an executed release and confidentiality agreement in the form attached hereto as Exhibit A and at the time provided in such form (the “Release”). You agree and acknowledge that the Payments shall be provided to you subject to, and contingent upon, the receipt by Celgene of an effective Release that is not revoked during any statutorily required revocation period.
6. This letter agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to the conflict of laws.
7. To the extent that any provision of this letter agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this letter agreement shall be unaffected and shall continue in full force and effect.
8. Any payments and benefits set forth in this letter agreement shall be subject solely to such tax withholding to the extent required by applicable law.
9. Although Celgene does not guarantee you any particular tax treatment relating to the Payments, it is intended that the Payments be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder (“Code Section 409A”), and all provisions of this letter agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Code Section 409A. It is intended that nothing herein shall be construed as, or cause you to incur, a “separation from service” within the meaning of Code Section 409A prior to the Resignation Date and that, at all times prior to the Resignation Date, you shall provide a level of service to Celgene that is greater than 20% of the level of service that you have provided to Celgene during the three years preceding the date hereof.
10. You and Celgene hereby agree that, except to the extent required by applicable law or regulation, no public statement, whether written or otherwise, shall be made by either party hereto or by any affiliate, agent, employee, counsel or other representative of either party hereto with respect to your resignation from Celgene unless such statement has been approved by you and Celgene.

11. Upon the receipt of reasonable notice from Celgene’s Chief Executive Officer, you will respond and provide information with regard to matters in which you have knowledge as a result of your employment with Celgene, and will provide reasonable assistance to Celgene, its affiliates and their respective representatives in defense of any claims that may be made against Celgene or its affiliates, and will assist Celgene and its affiliates in the prosecution of any claims that may be made by Celgene or its affiliates, to the extent that such claims may relate to the period of your employment with Celgene. In the event that Celgene requires your cooperation in accordance with this Section 11, Celgene shall pay you a per diem fee calculated on the basis of the annual rate of your base salary at the date of your resignation (i.e., $550,000), and reimburse you for reasonable out-of-pocket expenses incurred by you (including travel, lodging and meals, upon submission of appropriate supporting documentation). Notwithstanding the foregoing, you will not be required to cooperate hereunder to the extent such cooperation could involve a current or future claim by Celgene or any of its affiliates against you or by you against Celgene or any of its affiliates. Any services or assistance contemplated in this Section 11 will be at mutually agreed to times.

Very truly yours,

CELGENE CORPORATION

By

Name:	Robert J. Hugin
Title:	Chief Executive Officer

ACCEPTED AND AGREED:

David W. Gryska

EXHIBIT A
This Release and Confidentiality Agreement (the “Release”) is entered into by and between CELGENE CORPORATION, a Delaware corporation (“Celgene”), and David W. Gryska (“you”).
Whereas, you and Celgene have agreed to the terms of your resignation of employment; and
Whereas, you and Celgene desire to resolve all matters related to and/or arising out of your employment with Celgene (including, without limitation, your resignation from employment with Celgene);
Therefore, in consideration of the premises and of the mutual promises and agreements contained in this Agreement and in the letter agreement between you and Celgene, dated as of the date hereof (the “Letter Agreement”), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, you and Celgene agree as set forth below. Capitalized terms that are not defined in this Agreement shall have the meaning ascribed to them in the Letter Agreement.
1. (a) In consideration for the Payments, you, for yourself and on behalf of your heirs, beneficiaries, executors, administrators, trustees, representatives and assigns (hereinafter referred to collectively as “Releasors”), forever release and discharge Celgene and its past, present and future parent entities, subsidiaries, divisions, affiliates and related business entities, successors and assigns, assets, employee benefit plans or funds, and any of its or their respective predecessors and past, present and/or future affiliates, directors, shareholders, members, managers, officers, fiduciaries, agents, consultants, trustees, administrators, employees and assigns, whether acting on behalf of Celgene or in their individual capacities (collectively the “Company Entities”) from any and all claims, demands, causes of action, fees and liabilities of any kind whatsoever, whether known or unknown, which you ever had, now have, or may have against any of Company Entities by reason of any act, omission, transaction, practice, plan, policy, procedure, conduct, occurrence, or other matter up to and including the date on which you sign this letter agreement, it being understood and agreed that the foregoing release does not release (i) any claims arising from or by reason of any breach by Celgene of this letter agreement, (ii) your rights, if any, to indemnification as an officer or director of Celgene or any affiliate, or a fiduciary of any benefit plan sponsored by Celgene or any affiliate, (iii) your rights, if any, to coverage under directors and officer’s liability policies of Celgene or an affiliate and (iv) your rights, if any, to any vested and accrued benefit under any benefit plan, arrangement or agreement of Celgene or an affiliate including, without limitation, any vested equity awards and account balances in any qualified pension plan or non-qualified deferred compensation plan.

(b) Without limiting the generality of the foregoing, this Release is intended to and shall release Company Entities from any and all claims, whether known or unknown, which Releasors ever had, now have, or may have against the Companies Entities up to and including the date on which you sign this letter agreement, including, but not limited to: (i) any claim under the Age Discrimination in Employment Act; the Older Workers Benefit Protection Act; Title VII of the Civil Rights Act of 1964; the Americans with Disabilities Act; Sections 1981 through 1988 of Title 42 of the United States Code; the Employee Retirement Income Security Act of 1974; the Family and Medical Leave Act; and the National Labor Relations Act (all as amended); (ii) any claim under the constitution and laws of the State of New Jersey concerning wages, employment, the terms and conditions of employment, and the termination of employment including, without limitation, the New Jersey Law Against Discrimination; the New Jersey Family Leave Act; the New Jersey Conscientious Employee Protection Act; the New Jersey Equal Pay Act; the New Jersey Civil Rights Act; the New Jersey Constitution; the New Jersey Workers’ Compensation Act; the New Jersey State Wage and Hour law; the New Jersey Political Activities Of Employees law; the New Jersey Jury Duty Protection law; the New Jersey Lie Detector Testing law; the New Jersey Tobacco Use law; and the New Jersey Genetic Testing law (all as amended); (iii) any claims under all other federal, state and local fair employment and civil rights laws; (iv) any other claim (whether based on federal, state, or local law, statutory or decisional) relating to or arising out of your employment, the terms and conditions of such employment, the termination or resignation of such employment, and/or any of the events relating directly or indirectly to or surrounding the termination or resignation of such employment, including but not limited to breach of contract (express or implied), wrongful or constructive discharge, detrimental reliance, defamation, emotional distress or compensatory or punitive damages; and (v) any claim for attorneys’ fees, costs, disbursements and/or the like.
2. You acknowledge and agree that by virtue of the foregoing, you have waived any relief available to you (including without limitation, monetary damages, equitable relief and reinstatement) under any of the claims and/or causes of action waived in this Release. Therefore, you agree that you will not accept any award or settlement from any source or proceeding (including but not limited to any proceeding brought by any other person or by any government agency) with respect to any claim or right waived in this Release.
3. You acknowledge and agree that any interest in patents, patent applications, inventions, technological innovations, copyrights, copyrightable works, developments, discoveries, designs and processes (“Inventions”) which, during your employment with Celgene, and for six months thereafter, you may have conceived of or developed, either relating to the specific fields in which Celgene is or was then engaged, or which you conceived of or developed utilizing the time, material, facilities or information of Celgene shall belong to Celgene.

4. You acknowledge and agree that all confidential information which you may now possess, may obtain during or after your employment with Celgene, or may create prior to the Resignation Date relating to the business of Celgene or of any customer or supplier of Celgene shall not be published, disclosed or made accessible by you to any other person, firm or corporation either during or after your employment with Celgene (except prior to the Resignation Date in the business and for the benefit of Celgene), in each case without the prior written permission of Celgene. You further agree that you shall return all tangible evidence of such confidential information to Celgene prior to or as of the Resignation Date. As used in this Section 4, “confidential information” shall mean any information except that information which is or comes into the public domain through no fault of yours or which you obtain after the Resignation Date from a third party who has the right to disclose such information.
5. This Release is not intended, and shall not be construed, as an admission that any of Company Entities has violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any contract or committed any wrong whatsoever against you.
6. This Release is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, administrators, successors and assigns; provided that your rights and obligations may not be assigned or transferred by you other than by will or operation of law.
8. You acknowledge that you: (a) have carefully read this Release in its entirety; (b) have been offered the opportunity to consider it for twenty-one (21) days, and have knowingly and voluntarily and without inducement by Celgene through fraud, misrepresentation, or a threat to withdraw or alter the offer prior to the end of such 21-day period, freely elected to sign this release prior to the end of such 21-day period; (c) are hereby advised by Celgene in writing to consult with an attorney of your choice in connection with this Release ; (d) fully understand the significance of all of the terms and conditions of this Release and have discussed them with your independent legal counsel, or have had a reasonable opportunity to do so; (e) have had answered to your satisfaction any questions you have asked with regard to the meaning and significance of any of the provisions of this Release; and (f) are signing this Release voluntarily and of your own free will and agree to abide by all the terms and conditions contained herein. This Release shall not become effective until the eighth day following the date on which you sign it (the “Effective Date”). You acknowledge and understand that you may at any time prior to that Effective Date revoke this Release by delivering written notice of revocation to Robert J. Hugin, Chief Executive Officer of Celgene. You further acknowledge and understand that, if you so revoke this Release, you will not receive any of the Payments.

9. This Release may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to the conflict of laws.

Very truly yours,

CELGENE CORPORATION

By:

Name:	Robert J. Hugin
Title	: President and Chief Executive Officer
ACCEPTED AND AGREED:

David W. Gryska

Date:

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